UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)            JULY 1, 1996
                                                            ------------

                                 CHRONIMED INC.
             (Exact name of registrant as specified in its charter)


                                    MINNESOTA
                 (State or other jurisdiction of incorporation)


       0-19952                                            41-1515691
(Commission File Number)                    (IRS Employer Identification Number)


13911 RIDGEDALE DRIVE, MINNETONKA, MINNESOTA                  55305
(Address of principal executive office)                     (Zip Code)


Registrant's telephone number, including area code         (612) 541-0239
                                                           --------------



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On July 1, 1996, Chronimed Inc. ("Chronimed"), through its wholly-owned subsidiary, Chronimed Holdings Inc., ("Chronimed Holdings"), completed its acquisition of substantially all of the assets of a group of nine companies doing business as "StatScript Pharmacies." These nine companies include StatScript Management Services, Inc., a Missouri corporation; Stat Script, Inc., a Missouri corporation; Oaklawn Pharmacy, Inc., a Texas corporation; Preston Center Pharmacy, Inc., a Texas corporation; Mesa Pharmacy, Inc., an Arizona corporation; Chicago Pharmacy, LLC, an Illinois limited liability company; North Avenue Pharmacy, LLC, an Illinois limited liability company; Houston Pharmacy, Inc., a Texas corporation; and Fort Lauderdale Pharmacy, Inc., a Florida corporation (collectively referred to as "StatScript"). All or substantially all of the issued and outstanding capital stock or limited liability company interests, as the case may be, of each of the StatScript companies is owned by Phillip D. Short.

The transaction was effected by a cash acquisition pursuant to an Acquisition Agreement dated as of June 21, 1996 (the "Agreement") filed under Exhibit 2.1 of this Form 8-K. StatScript was represented by a financial intermediary who solicited proposals from potential purchasers, and the purchase price and other terms of the Agreement were negotiated at arm's length with StatScript. StatScript, which is privately held, owned and operated nine retail pharmacies in the states of Missouri, Arizona, Texas, Illinois and Florida. These pharmacies sell pharmaceuticals and other medical products and services to patients whose chronic illnesses require long term medication, including but not limited to patients with HIV and AIDS.

Under the terms of the Agreement, Chronimed paid ten million two hundred fifty thousand dollars ($10,250,000.00) in cash. Furthermore, the Agreement calls for an additional contingent payment in an amount up to but not in excess of two million two hundred and fifty thousand dollars ($2,250,000.00) contingent upon the realization of revenues in excess of seventeen million dollars from the acquired businesses over the first year of operations. The cash consideration was paid from Chronimed's available cash resources.



ITEM 7.  FINANCIAL REPORTS AND EXHIBITS

         (a)      Financial Statements of Business Acquired

                  Audited financial statements of StatScript are currently not available. The financial statements will be filed as soon as practicable but not later than September 16, 1996.

         (b)      Pro Forma Financial Information

                  The required pro forma financial information relative to the acquisition is currently not available. The pro forma financial information will be filed as soon as practicable, but not later than September 16, 1996.

         (c)      Exhibits:

                  2.1 Acquisition Agreement dated as of June 21, 1996, by and among Chronimed Holdings Inc., a Minnesota corporation (the "Buyer"), each of the companies listed on Schedule I attached to the Acquisition Agreement (each, a "Company" and collectively, the "Companies") and Phillip D. Short (the "Representative"; the Companies and the Representative are sometimes collectively referred to as "Seller"), who owns all or substantially all of the issued and outstanding capital stock or limited liability company interests, as the case may be, of each of the Companies.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned thereunto duly authorized.

                                 CHRONIMED INC.



Dated July 10, 1996                   By:  /s/ Norman A. Cocke
                                           ----------------------------
                                           Norman A. Cocke
                                           Its Chief Financial Officer